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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                             ---------------------

                                   FORM 8-K

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               December 18, 2000

                       (Date of earliest event reported)

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                                EASYRIDERS, INC.

             (Exact name of registrant as specified in its charter)

    Delaware                      001-14509                     33-0811505
(State or other         (Primary Standard Industrial         (I.R.S. Employer
 jurisdiction of         Classification Code Number)        Identification No.)
incorporation or
 organization)


                              28210 Dorothy Drive
                        Agoura Hills, California  91301
                                (818) 889-8740
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


J. Robert Fabregas, Chief Financial Officer and Interim Chief Executive Officer
                               Easyriders, Inc.
                              28210 Dorothy Drive
                        Agoura Hills, California  91301
                           (818) 889-8740, ext. 548
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Item 4.  Changes in Registrant's Certifying Accountant.

     On November 22, 2000, Easyriders, Inc. ("Company") filed a report on Form 8-K advising that Deloitte & Touche LLP ("D&T") had decided to resign as the Company's certifying accountants, and that as of such date the Company was in discussions with another accounting firm to assume the responsibility of certifying accountant. These discussions have led to the appointment of the accounting firm of Stonefield Josephson, Inc. ("SJI") to replace D&T as the Company's certifying accountant. This appointment was authorized by the Company's board of directors on December 18, 2000, and consented to by Nomura Holding America, Inc. ("Nomura"), the Company's senior secured noteholder, pursuant to a letter received by the Company from Nomura on December 20, 2000.

     Prior to the appointment of SJI, the Company had never consulted SJI regarding any matter concerning (i) the application of accounting principles to any specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, nor was any written report nor oral advice provided that SJI concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter which was the subject of a disagreement with D&T, the prior Certifying Accountant or any matter requiring disclosure under the rules pertaining to the use of this Form 8-K ("Reportable Events"). As reported in its Form 8-K filed on November 22, 2000, there were no disagreements with D&T on any matter affecting the Company's financial statements, and no Reportable Events.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        EASYRIDERS, INC.

                                        By:  /s/ J. Robert Fabregas
                                            ------------------------------------
                                        Name:    J. Robert Fabregas
                                        Title:   Chief Financial Officer
                                                 Interim Chief Executive Officer